UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

SERES THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37465	27-4326290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Cambridgepark Drive
Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 945-9626

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MCRB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Lease Amendment and Termination Agreement

On July 31, 2026 (the “Execution Date”), Seres Therapeutics, Inc. (the “Company”) entered into the Third Amendment to Lease and Termination Agreement (the “Termination Agreement”) with BMR-Sidney Research Campus LLC, a Delaware limited liability company (the “Sidney Street Landlord”), the purpose of which is to effect an early termination of one of the Company’s leases, reducing the Company’s ongoing annual facilities costs and materially eliminating the Company’s primary restoration obligations. The Termination Agreement amends the Lease Agreement, dated November 11, 2015, by and between the Company and the Sidney Street Landlord (as amended, the “Lease”), pursuant to which the Company leases approximately 68,636 rentable square feet of office, laboratory, and manufacturing space located at 200 Sidney Street, Cambridge, Massachusetts (the “Existing Premises”).

The Termination Agreement provides for (i) effective as of August 1, 2026, the surrender by the Company to the Landlord of an aggregate area of approximately 21,295 rentable square feet of the Existing Premises (the “Early Termination Premises”) and (ii) the revision of the expiration date of the term of the Lease with respect to the remaining 47,341 rentable square feet of the Existing Premises (the “Renewal Premises”) from January 13, 2031 to December 31, 2026. As consideration for the Termination Agreement, the Company agreed to pay the following: (i) an increase to the letter of credit held by the Sidney Street Landlord in the amount of approximately $2.2 million (for a total letter of credit of approximately $3.6 million), which the Sidney Street Landlord will apply toward rent and operating expenses through the term of the Renewal Premises, (ii) on or before January 4, 2027, a deferred payment of $3.85 million, representing an additional termination payment, and (iii) an equity issuance of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), valued at approximately $0.5 million (the “Share Issuance”).

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Stock Issuance Agreement

On July 31, 2026, in connection with the Share Issuance, the Company entered into a Stock Issuance Agreement (the “Stock Issuance Agreement”) with the Sidney Street Landlord, pursuant to which the Company agreed to issue 103,520 shares of Common Stock (the “Shares”) to the Sidney Street Landlord at a price per share of $4.83, which was the closing price of the Common Stock on the Nasdaq Global Select Market (“Nasdaq”) on July 31, 2026, for a total value of $500,001.60.

The Shares are to be issued no later than five business days after the Execution Date. The Shares are registered under the Company’s registration statement on Form S-3 (File No. 333-273794), pursuant to a prospectus supplement, dated July 31, 2026 and the accompanying base prospectus, dated August 15, 2023, and will be freely tradeable when issued. In the event the value of the Shares on the date of issuance (calculated using the closing price on Nasdaq on such date) (the “Issuance Date Value”) is less than $500,000, the Company is obligated to pay to the Sidney Street Landlord, in cash, the difference between $500,000 and the Issuance Date Value. The Stock Issuance Agreement contains customary representations and warranties of the Company and the Sidney Street Landlord and customary conditions to the share issuance.

The foregoing description of the Stock Issuance Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Issuance Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the opinion of Latham & Watkins LLP relating to the validity of the Shares is filed herewith as Exhibit 5.1.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under the heading “Lease Amendment and Termination Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Third Amendment to Lease and Termination Agreement, dated July 31, 2026, by and between Seres Therapeutics, Inc. and BMR-Sidney Research Campus, LLC

10.2*	Stock Issuance Agreement, dated July 31, 2026, by and between Seres Therapeutics, Inc. and BMR-Sidney Research Campus, LLC

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERES THERAPEUTICS, INC.

Date: August 4, 2026	By:	/s/ Thomas J. DesRosier
	Name:	Thomas J. DesRosier
	Title:	Executive Vice President and Chief Legal Officer